EXHIBIT 99

CONTACTS:
Investors:	REGIS CORPORATION:
Jack Nielsen – Director of Finance – Investor Relations (952) 947-7000

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin (212) 994-4660

For Immediate Release

REGIS REPORTS FISCAL YEAR 2005 THIRD QUARTER RESULTS
-Net Loss of $16.6 Million Includes $38.3 Million Non-Cash Write-Down for Goodwill Impairment -

     MINNEAPOLIS, April 27, 2005 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported financial results for its fiscal third quarter ended March 31, 2005.

     Consolidated third quarter revenues increased 16 percent to a record $557 million compared to $481 million a year ago. Same-store sales increased 1.4 percent. As announced on April 13, 2005, the Company recorded a $38.3 million non-cash write-down for goodwill impairment associated with the Company’s European operations. As a result, the Company reported a third quarter net loss of $16.6 million, or $0.37 per diluted share.

     “The write-down for goodwill impairment will reduce our third quarter earnings results by approximately $0.84 per diluted share,” commented Paul D. Finkelstein, chairman and chief executive officer. “These anticipated results for fiscal year 2005 are disappointing, but we have overcome challenging periods before. Specifically, in fiscal year 2001 we experienced relatively flat earnings growth. In the years that followed, we added several thousand new salons and significantly increased shareholder value.”

     Mr. Finkelstein continued, “We remain the dominant player in the hair care industry with only two percent worldwide market share and significant growth opportunities. Let me assure you, we are not losing market share. Recent surveys suggest that the salon industry continues to be plagued by the long hair fashion cycle. Nevertheless, we remain highly confident in our strategy and continue to manage our business for long-term, compounded double-digit, top and bottom-line growth.”

     During the quarter, Regis Corporation added a net total of 289 locations. The Company constructed 128 salons and franchisees built 62 salons. A total of 119 corporate and franchise locations were closed or relocated during the quarter. The Company acquired 273 locations, including 55 franchise buybacks and four beauty schools during the third quarter. Notable acquisitions included; 129 TGF Salons in Texas; 67 Head Start salons in Florida and Alabama; 52 Cost Cutter franchise salons in Pennsylvania and Illinois; and four beauty schools in Minnesota and Rhode Island. These acquisitions are expected to add $60 million in annualized revenue and $0.07 per diluted share of annual earnings accretion.

Revised Fourth Quarter 2005 Outlook

     The following points pertain to changes in our financial outlook for the fiscal fourth quarter ending June 30, 2005:

•	Consolidated revenue is forecasted to increase 16 to 17 percent to a range of $592 million to $597 million

•	Same-store sales are projected to increase 0.0 to 1.5 percent

•	Earnings per diluted share are expected to increase to a range of $0.62 to $0.67 compared to $0.58 for the same period a year ago

Revised Fiscal Year 2005 Outlook

     The following points pertain to changes in our financial outlook for the fiscal year ending June 30, 2005:

•	Consolidated revenue is forecasted to grow to approximately $2.2 billion, an increase of 14 percent

•	Consolidated same-store sales are projected to increase approximately one percent

•	Earnings per diluted share are expected to be in a range of $1.38 to $1.43 versus $2.26 in fiscal year 2004

Fiscal Year 2006 Outlook

     “As we have done in the past, we are providing our initial forecast for the upcoming fiscal year in conjunction with our third quarter press release,” commented Randy L. Pearce, executive vice president and chief financial officer. “We remind investors that our forecast excludes revenue and earnings from future acquisitions. While acquisitions are a key component of our overall growth strategy, uncertainty as to the size and timing of future acquisitions make it difficult to forecast the benefits we may realize in fiscal year 2006. In the upcoming year, we anticipate spending up to $100 million for acquisitions.”

     Mr. Pearce continued, “Our initial outlook for fiscal year 2006 calls for earnings per diluted share to be $2.42, assuming a one percent same-store sales increase. Excluding the fiscal year 2005 write-off for goodwill impairment, this represents an earnings per share increase of seven to nine percent. While we are optimistic that our recent price increases could provide upside potential to our fiscal year 2006 same-store sales and earnings per share expectations, it is premature to include this in our initial outlook. However, as we experience the impact of the price increases on our business, we will update our guidance as necessary.”

     This forecast excludes revenue and earnings from future acquisitions. The following points pertain to the fiscal year ending June 30, 2006:

•	Earnings are forecasted to be $2.42 per diluted share, assuming a share count of 46.5 million shares. This forecast includes an incremental $0.035 per diluted share associated with the expensing of stock options

•	Consolidated revenue is forecasted to grow to $2.42 billion, an increase of 10 percent

•	Consolidated same-store sales are projected to increase one percent

•	Service margins are forecasted to increase to the mid-43 percent range of service revenue

•	Product margins are forecasted to increase to the mid-49 percent range of product revenue

•	Site operating expenses are forecasted to be in the low-to-mid eight percent range of consolidated revenue

•	General and administrative expenses are forecasted to be in the 12 percent range of consolidated revenue

•	Rent expense is forecasted to be in the low 14 percent range of consolidated revenue

•	Depreciation and amortization is forecasted to be in the low four percent range of consolidated revenue

•	Operating income is forecasted to be in the mid-eight percent range of consolidated revenue

•	Interest expense is forecasted to be $33 million to $34 million

•	Effective income tax rate is forecasted to be in the low 35 percent range

•	We plan to build 550 to 600 new corporate salons and we anticipate franchisees to build nearly 300 franchised salons, excluding salon closures

•	We anticipate spending up to $100 million for acquisitions

•	Net of salon closures, relocations and franchise buybacks, we anticipate adding over 1,000 salons

•	Capital expenditures, excluding acquisitions, are projected to be $100 million to $115 million, which includes $35 to $40 million for salon maintenance

•	Total debt as of June 30, 2006 is expected to be approximately $600 million, including acquisition expenditures, with debt-to-capitalization expected to improve to just over 40 percent

     On April 27, 2005, the Company will host a conference call discussing third quarter results at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com.

     Regis Corporation (RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of March 31, 2005, the Company owned or franchised 10,698 beauty salons, 90 hair restoration centers and 19 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” ”forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons and beauty schools that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 4, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2005 and June 30, 2004
(Dollars in thousands, except per share amounts)

	March 31,	June 30,
	2005	2004
		(as restated,
		see Note 3)
ASSETS
Current assets:
Cash and cash equivalents	$108,364	$73,567
Receivables, net	46,576	35,033
Inventories	180,342	161,304
Deferred income taxes	17,230	15,285
Other current assets	29,443	28,210

Total current assets	381,955	313,399

Property and equipment, net	424,972	381,903
Goodwill	630,394	457,140
Other intangibles, net	210,285	79,174
Other assets	53,522	40,200

Total assets	$1,701,128	$1,271,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$18,944	$19,128
Accounts payable	68,713	53,112
Accrued expenses	172,813	129,721

Total current liabilities	260,470	201,961

Long-term debt	523,402	282,015
Other noncurrent liabilities	171,597	105,820

Total liabilities	955,469	589,796

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at December 31, 2004 and June 30, 2004
Common stock, $.05 par value; issued and outstanding, 44,972,886 and 44,283,949 common shares at March 31, 2005 and June 30, 2004, respectively	2,249	2,214
Additional paid-in capital	237,463	220,204
Accumulated other comprehensive income	55,729	40,615
Retained earnings	450,218	418,987

Total shareholders’ equity	745,659	682,020

Total liabilities and shareholders’ equity	$1,701,128	$1,271,816

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
		(as restated,		(as restated,
		see Note 3)		see Note 3)
Revenues:
Service	$368,681	$318,297	$1,065,263	$927,879
Product	168,684	144,681	477,052	431,783
Royalties and fees	19,899	18,395	58,503	54,884

	557,264	481,373	1,600,818	1,414,546

Operating expenses:
Cost of service	211,907	181,799	608,097	523,652
Cost of product	87,116	75,462	249,092	226,677
Site operating expenses	46,267	41,981	134,319	119,682
General and administrative	68,827	53,179	190,633	161,052
Goodwill impairment	38,319	—	38,319	—
Rent	78,578	66,776	226,203	195,396
Depreciation and amortization	24,904	18,564	65,464	54,863

Total operating expenses	555,918	437,761	1,512,127	1,281,322

Operating income	1,346	43,612	88,691	133,224

Other income (expense):
Interest	(7,027)	(4,824)	(16,802)	(13,043)
Other, net	467	452	2,168	1,123

(Loss) Income before income taxes	(5,214)	39,240	74,057	121,304

Income taxes	(11,336)	(13,997)	(38,931)	(43,876)

Net (loss) income	$(16,550)	$25,243	$35,126	$77,428

Net (loss) income per share:
Basic	$(0.37)	$0.57	$0.79	$1.76

Diluted	$(0.37)	$0.54	$0.76	$1.68

Weighted average common and common equivalent shares outstanding:
Basic	44,770	44,241	44,538	43,920

Diluted	44,770	46,367	46,393	46,036

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.10

A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com. Click on “Financial Reports”.

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended March 31,
	2005	2004
		(as restated,
		see Note 3)
Cash flows from operating activities:
Net income	$35,126	$77,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	60,109	52,729
Amortization	5,355	2,574
Deferred income taxes	(2,237)	5,163
Goodwill impairment	38,319	—
Other	778	1,773

Changes in operating assets and liabilities*:
Receivables	(4,011)	(626)
Inventories	(14,325)	(832)
Other current assets	581	(2,125)
Other assets	(4,912)	(2,347)
Accounts payable	11,792	3,690
Accrued expenses	29,637	16,688
Other noncurrent liabilities	15,209	7,860

Net cash provided by operating activities	171,421	161,975

Cash flows from investing activities:
Capital expenditures	(70,874)	(52,356)
Proceeds from sale of assets	705	81
Business and salon acquisitions, net of cash acquired	(303,551)	(52,494)

Net cash used in investing activities	(373,720)	(104,769)

Cash flows from financing activities:
Borrowings on revolving credit facilities	2,504,190	396,975
Payments on revolving credit facilities	(2,351,755)	(407,950)
Proceeds from issuance of long-term debt	100,755	12,196
Repayments of long-term debt	(18,763)	(22,685)
Other, primarily increase (decrease) in negative book cash balances	734	(8,897)
Dividends paid	(5,346)	(4,400)
Repurchase of common stock	(11,482)	(8,200)
Proceeds from issuance of common stock	14,714	14,746

Net cash provided by (used in) financing activities	233,047	(28,215)

Effect of exchange rate changes on cash and cash equivalents	4,049	2,906

Increase in cash and cash equivalents	34,797	31,897

Cash and cash equivalents:
Beginning of period	73,567	55,454

End of period	$108,364	$87,351

* Changes in operating assets and liabilities do not include assets and liabilities assumed through acquisitions.

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REGIS CORPORATION (NYSE:RGS)
Salon / School/ Hair Restoration Center Counts and Revenues

	March 31,	June 30,
	2005	2004
SYSTEM-WIDE LOCATIONS:
Company-owned salons	6,818	6,227
Franchise salons	3,880	3,924
Beauty career schools	19	11
Company-owned hair restoration centers	41	—
Franchise hair restoration centers	49	—

	10,807	10,162

SALON LOCATION SUMMARY

	March 31,	June 30,
	2005	2004
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,085	1,095
Salons constructed	35	33
Acquired	—	4
Less relocations	14	10

Salon openings	21	27
Conversions	(1)	(2)
Salons closed	(21)	(35)

Total, Regis Salons	1,084	1,085

MASTERCUTS
Open at beginning of period	604	590
Salons constructed	30	34
Acquired	—	3
Less relocations	9	9

Salon openings	21	28
Conversions	1	1
Salons closed	(3)	(15)

Total, Mastercuts	623	604

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	March 31,	June 30,
	2005	2004
TRADE SECRET
Company-owned salons:
Open at beginning of period	549	517
Salons constructed	44	26
Acquired	7	12
Franchise buybacks	—	2
Less relocations	12	5

Salon openings	39	35
Conversions	—	1
Salons closed	(12)	(4)

Total company-owned salons	576	549

Franchise salons:
Open at beginning of period	24	25
Salons constructed	—	1
Acquired	—	—

Salon openings	—	1
Franchise buybacks	—	(2)
Salons closed	—	—

Total franchise salons	24	24

Total, Trade Secret	600	573

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,263	1,033
Salons constructed	127	174
Acquired	—	—
Franchise buybacks	37	61
Less relocations	1	—

Salon openings	163	235
Conversions	—	—
Salons closed	(2)	(5)

Total company-owned salons	1,424	1,263

Franchise salons:
Open at beginning of period	201	230
Salons constructed	19	33
Acquired	—	—
Less relocations	—	—

Salon openings	19	33
Conversions	—	—
Franchise buybacks	(37)	(61)
Salons closed	—	(1)

Total franchise salons	183	201

Total, SmartStyle/Cost Cutters in Wal-Mart	1,607	1,464

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	March 31,	June 30,
	2005	2004
STRIP CENTERS
Company-owned salons:
Open at beginning of period	2,310	1,928
Salons constructed	119	166
Acquired	251	162
Franchise buybacks	85	133
Less relocations	18	8

Salon openings	437	453
Conversions	(3)	(8)
Salons closed	(54)	(63)

Total company-owned salons	2,690	2,310

Franchise salons:
Open at beginning of period	2,105	2,172
Salons constructed	111	146
Acquired (2)	7	—
Less relocations	12	10

Salon openings	106	136
Conversions	4	8
Franchise buybacks	(85)	(133)
Salons closed	(46)	(78)

Total franchise salons	2,084	2,105

Total, Strip Centers	4,774	4,415

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	416	395
Salons constructed	18	19
Acquired	16	18
Franchise buybacks	—	10

Salon openings	34	47
Conversions	(1)	—
Salons closed	(28)	(26)

Total company-owned salons	421	416

Franchise salons:
Open at beginning of period	1,594	1,627
Salons constructed	73	88
Acquired (2)	—	—

Salon openings	73	88
Conversions	—	—
Franchise buybacks	—	(10)
Salons closed	(78)	(111)

Total franchise salons	1,589	1,594

Total international salons	2,010	2,010

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	March 31,	June 30,
	2005	2004
TOTAL SYSTEM-WIDE LOCATIONS
Company-owned salons:
Open at beginning of period	6,227	5,558
Salons constructed	373	452
Acquired	274	199
Franchise buybacks	122	206
Less relocations	54	32

Salon openings	715	825
Conversions	(4)	(8)
Salons closed	(120)	(148)

Total company-owned salons	6,818	6,227

Franchise salons:
Open at beginning of period	3,924	4,054
Salons constructed	203	268
Acquired (2)	7	—
Less relocations	12	10

Salon openings	198	258
Conversions	4	8
Franchise buybacks	(122)	(206)
Salons closed	(124)	(190)

Total franchise salons	3,880	3,924

Beauty career schools:
Open at beginning of period	11	5
Acquired	8	6

Site openings	8	6

Total beauty career schools	19	11

Company-owned hair restoration centers:
Acquired	42	—

Site openings	42	—
Sites closed	(1)	—

Total company-owned hair restoration centers	41	—

Franchise hair restoration centers:
Acquired	49	—

Site openings	49	—

Total franchise hair restoration centers	49	—

Grand total, system-wide	10,807	10,162

(1)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.
(2)	Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.
Conversions represent the transfer of one salon concept to another concept.

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NOTE 1. REVENUES BY CONCEPT:

	For the Periods Ended March 31,
	Three Months		Nine Months
(Dollars in thousands)	2005	2004	2005	2004
Revenues:
North American salons:
Regis Salons	$120,947	$120,867	$361,456	$357,553
MasterCuts	41,841	43,630	125,348	130,847
Trade Secret*	59,666	58,867	190,259	182,858
SmartStyle	89,906	77,344	254,419	215,755
Strip Center Salons*	155,550	127,220	450,173	376,385

Total North American Salons	467,910	427,928	1,381,655	1,263,398

International salons*	54,257	49,581	161,592	140,534
Beauty schools	10,158	3,864	24,246	10,614
Hair restoration centers*	24,939	—	33,325	—

Consolidated revenues	$557,264	$481,373	$1,600,818	$1,414,546

Percent change from prior year	15.8%	14.0%	13.2%	14.4%

*	Includes aggregate franchise royalties and fees of $19.9 and $18.4 million for the three months ended March 31, 2005 and 2004, respectively, and $58.5 and $54.9 million for the nine months ended March 31, 2005 and 2004, respectively. North American franchise revenues (including franchise revenues hair restoration centers) represented 54.9 and 55.7 percent of total franchise revenues in the three months ended March 31, 2005 and 2004, respectively, and 54.2 and 56.6 percent of total franchise revenues in the nine months ended March 31, 2005 and 2004, respectively.

NOTE 2. FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables. A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com. Click on “Financial Reports”.

	For the Three Months Ended March 31, 2005
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$319,176	$32,383	$9,486	$7,636	$—	$368,681
Product	138,936	12,903	672	16,173	—	168,684
Royalties and fees	9,798	8,971	—	1,130	—	19,899

	467,910	54,257	10,158	24,939	—	557,264

Operating expenses:
Cost of service	185,724	17,963	3,396	4,824	—	211,907
Cost of product	73,663	8,225	491	4,737	—	87,116
Site operating expenses	41,539	2,380	912	1,436	—	46,267
General and administrative	25,176	10,851	1,484	5,019	26,297	68,827
Goodwill impairment	—	38,319	—	—	—	38,319
Rent	66,267	10,085	761	1,298	167	78,578
Depreciation and amortization	17,608	2,072	360	2,172	2,692	24,904

Total operating expenses	409,977	89,895	7,404	19,486	29,156	555,918

Operating income (loss)	57,933	(35,638)	2,754	5,453	(29,156)	1,346

Other income (expense):
Interest	—	—	—	—	(7,027)	(7,027)
Other, net	—	—	—	—	467	467

Income (loss) before income taxes	$57,933	$(35,638)	$2,754	$5,453	$(35,716)	$(5,214)

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	For the Three Months Ended March 31, 2004 (as restated, see Note 3)
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$284,529	$30,122	$3,646	$—	$—	$318,297
Product	133,157	11,306	218	—	—	144,681
Royalties and fees	10,242	8,153	—	—	—	18,395

	427,928	49,581	3,864	—	—	481,373

Operating expenses:
Cost of service	164,707	15,996	1,096	—	—	181,799
Cost of product	67,961	7,374	127	—	—	75,462
Site operating expenses	39,756	2,010	215	—	—	41,981
General and administrative	22,185	9,736	356	—	20,902	53,179
Rent	57,242	9,123	284	—	127	66,776
Depreciation and amortization	14,664	1,652	94	—	2,154	18,564

Total operating expenses	366,515	45,891	2,172	—	23,183	437,761

Operating income	61,413	3,690	1,692	—	(23,183)	43,612

Other income (expense):
Interest	—	—	—	—	(4,824)	(4,824)
Other, net	—	—	—	—	452	452

Income before income taxes	$61,413	$3,690	$1,692	$—	$(27,555)	$39,240

NOTE 3. RESTATEMENT OF FINANCIAL STATEMENTS:

In light of recent restatements by other public companies related to lease accounting practices, the Company’s management performed a review of its lease accounting practices. As a result of such review, the Company will correct the manner in which it accounts for rent holiday peri ods associated with its operating leases. On April 13, 2005, the Company’s management and its Audit Committee determined that the Company’s previously issued financial statements, including those in the Company’s 2004 Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and those in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004 and December 31, 2004 should no longer be relied upon. The Company’s management has discussed its lease accounting practices for rent holiday periods with its independent registered public accounting firm.

Typically, the Company’s operating leases do not require rental payments to begin until the salon is opened. The leased space is made available to the Company prior to the commencement of salon operations in order to allow time for installing normal leasehold improvements and equipment necessary to operate a salon. The Company historically began to recognize rental expense on a straight-line basis at the earlier of the commencement of operations or the commencement of rental payments. A rent holiday is considered to be any period where the lessee has the right to control the use of the leased property but no rental payments are required under the lease during that period. FASB Technical Bulletin (FTB) 85-3, Accounting for Operating Leases with Scheduled Rent Increases, requires that rent holiday periods in an operating lease should be recognized by the lessee on a straight-line basis over the lease term, which includes any rent holiday period. Previously, the Company has not included the rent holiday period in its straight-line rent calculation. Therefore, the Company is restating its financial statements to appropriately account for rent holiday periods.

As a result of the above, the Company has restated its consolidated balance sheet as of June 30, 2004, and its consolidated statements of operations and cash flows for the three and nine months ended March 31, 2004. The restatement did not have any effect on the Company’s previously reported cash flow from operations or revenues. The Company is currently evaluating the effect of the lease accounting changes with respect to its internal control over financial reporting in order to determine whether a material weakness currently exists or existed in prior reporting periods.

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Following is a summary of the effects of the accounting corrections on the Company’s consolidated statements of operations for the three and nine months ended March 31, 2004 (in thousands, except share data):

	Consolidated Statement of Operations
	For the Periods Ended March 31, 2004
	Three Months			Nine Months
	As Previously		As	As Previously		As
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Rent	$66,394	$382	$66,776	$194,212	$1,184	$195,396
Operating income	43,994	(382)	43,612	134,408	(1,184)	133,224
Net income	25,554	(311)	25,243	78,174	(746)	77,428
Net income per share — basic	$0.58	$(0.01)	$0.57	$1.78	$(0.02)	$1.76
Net income per share — diluted	$0.55	$(0.01)	$0.54	$1.70	$(0.02)	$1.68

Following is a summary of the effects of the lease accounting corrections on the Company’s consolidated balance sheet as of June 30, 2004 (in thousands):

	Consolidated Balance Sheet
	As of June 30, 2004
	As Previously		As
	Reported	Adjustment	Restated
Total assets	$1,271,859	$(43)	$1,271,816
Total liabilities	584,298	5,498	589,796
Total shareholders’ equity	687,561	(5,541)	682,020

NOTE 4. GOODWILL IMPAIRMENT:

On April 13, 2005, in connection with the Company’s annual review of goodwill impairment, the Company and the Audit Committee concluded that a pre-tax, non-cash goodwill impairment charge for its European business would be recorded in the Company’s fiscal third quarter. After completing the testing, analysis and review of the forecast and valuation of the affected entity with its independent third-party valuation specialist, the Company finalized the exact amount of the impairment and recorded an expense of $38.3 million. This non-cash impairment charge does not impact the Company’s ability to generate cash flow in the future or its compliance with its debt covenants, nor are such charges tax deductible.

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